EXHIBIT G

LETTER OF TRANSMITTAL FOR STIFEL CLIENTS

Regarding Interests in

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC

Tendered Pursuant to the Offer to Purchase
Dated October 29, 2024

THIS LETTER OF TRANSMITTAL IS FOR SAMPLE PURPOSES ONLY.

CONTACT YOUR FINANCIAL ADVISOR TO OBTAIN A TENDER OFFER FORM FOR YOUR ACCOUNT.

THE TENDER OFFER FORM PROVIDED BY YOUR FINANCIAL ADVISOR MUST BE SIGNED
AND RETURNED TO YOUR FINANCIAL ADVISOR.

THE TENDER OFFER FORM MUST BE
PROCESSED BY YOUR FINANCIAL ADVISOR

BY NOVEMBER 26, 2024.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 P.M., EASTERN TIME, ON NOVEMBER 26, 2024,

UNLESS THE OFFER IS EXTENDED.

Letter of Transmittal Page 1 of 5

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC

Ladies and Gentlemen:

The undersigned hereby tenders to Partners Group Private Equity (Master Fund), LLC, a closed-end, non-diversified management investment company organized as a limited liability company under the laws of the State of Delaware (the “Fund”), the limited liability company interest in the Fund or portion thereof (the “Units”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated October 29, 2024 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Units tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Units tendered hereby and that the Fund will acquire good title to the Units, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Units are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Units tendered hereby. The undersigned further understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s remaining Units to have a NAV that is less than the required minimum investment for the applicable Class of Units, the Board of Managers of the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum investment is maintained or repurchase the remainder of the undersigned’s Units in the Fund.

A promissory note (the “Note”) for the value of the purchased Units will be held by State Street Bank and Trust Company on behalf of the undersigned. Upon written request by the undersigned to State Street Bank and Trust Company, State Street Bank and Trust Company will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund. The initial payment of the purchase amount for the Units tendered by the undersigned will be made by wire transfer of the funds directly to Merrill who will facilitate the distribution of proceeds into the tendering Member’s brokerage account.

The Note will also reflect the “Post-Audit Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer. Any Post-Audit Payment of cash due pursuant to the Note will also be made by wire transfer of the funds to the undersigned’s account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for Units will be based on the unaudited value of the Fund as of December 31, 2024, subject to an extension of the Offer as described in Section 8 of the Offer. The Post-Audit Payment will be payable promptly after the completion of the Fund’s next annual audit. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

Letter of Transmittal Page 2 of 5

Universal Redemption Request Signature Pages

These Redemption Request Signature Pages form an integral part to the enclosed redemption, withdrawal or repurchase offer form provided by the below referenced fund (the “Fund”). By executing these Redemption Request Signature Pages, you acknowledge and agree as follows:

1.	The undersigned hereby requests a redemption, withdrawal or repurchase (a “Redemption Request”) of its interest, shares, or units (“Investment”), as applicable, in the Fund. The redemption, withdrawal or repurchase shall be done in accordance with, and is subject to, all the terms and conditions of the Subscription Agreement, the enclosed redemption, withdrawal or repurchase offer form and the Fund’s prospectus, statement of additional information, offering memorandum, partnership agreement, articles of association or other similar governing documents of the Fund and any amendments thereto, as applicable (including all parts, supplements, appendices and exhibits thereto, the “Offering Materials”).

2.	The undersigned (either in an individual capacity or as an authorized representative of an entity, if applicable) hereby represents and warrants to be the true, lawful and beneficial owner of the Investment to which this Redemption Request relates, with full power and authority to request redemption or withdrawal of the Investment. The Investment is not subject to any pledge or otherwise encumbered in any fashion.

3.	The undersigned hereby agrees that all or any redemption or withdrawal proceeds payable as a result of this Redemption Request may be wire transferred in accordance with the account information provided by the undersigned in the Subscription Agreement, unless further written notice, signed by the Investor, or properly authorized persons to act on behalf of the Investor, is accepted by the Fund, its managing member or general partner, investment manager and/or administrator, in their sole discretion.

4.	The undersigned hereby authorizes Stifel, Nicolaus & Company, Incorporated (“Stifel”) to conduct any additional verification that is required by the Fund’s transfer agent, administrator, General Partner or Investment Manager (e.g. verify wire instructions). Stifel will not be authorized to amend the Redemption Request, only written authorization from the Investor will be accepted to complete such Redemption Request. Stifel along with the Investor and the Investor’s authorized persons are the only persons so authorized to verify wire instructions until further written notice is received by the Fund signed by an authorized person/signatory for the Investor.

5.	By signing below, each of the undersigned, as applicable, intending to be legally bound, has duly executed this Redemption Request as of the date indicated below, acknowledge and agree that electronic delivery shall be as effective as delivery of an original executed Redemption Request. The undersigned further acknowledges that payment of proceeds resulting from this Redemption Request remain subject to the conditions set forth in the Fund’s repurchase offer and Offering Materials.

6.	The undersigned hereby agrees to indemnify, and hold harmless, Stifel, and its parent, subsidiaries, and affiliates and their respective past and present officers, directors, employees, and agents against any and all loss liability, claim, damage, or expense (including, without limitation, judgements, amounts paid in settlement, and attorney’s fees) arising out of or relating to the transfer of cash/securities described herein. For avoidance of doubt, the undersigned hereby agrees that the foregoing indemnification is in addition to indemnification obligations of the undersigned as set forth in the repurchase offer and Offering Materials.

Letter of Transmittal Page 3 of 5

Redemption Details
Redemption Type:	[ ] All of the Investor’s Interests/Shares; or [ ] A portion of the Investor’s Interest/Shares equal to: $ ______________; or, ______________ Number of Interests/Shares
Fund Name: Partners Group Private Equity Master Fund, LLC
Class of Interests/Shares:
The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s remaining Units to have a NAV that is less than the required minimum investment for the applicable Class of Units, the Board of Managers of the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum investment is maintained or repurchase the remainder of the undersigned’s Units in the Fund.

Investor Information
Name of Investor:
Account Number:

Email Address:

Wire Instructions

By executing the preceding Signature Page, the Investor represents and warrants that the Wire Instructions provided herein are details for the Investor’s account. Payments for redemptions/withdrawals from the Fund should be directed to the following account of the Investor.

Beneficiary Bank Name:
Beneficiary Bank ABA or SWIFT:	Beneficiary Bank Account Number or IBAN:
Credit:	For Further Credit:
For Further Credit Account:	Reference (Reg. Name & Account):
HOLDBACK PAYMENTS: Holdback payments will be delivered after the Fund’s audit is complete at the end of the Fiscal Year to the same wire instruction the tender proceeds are delivered to.

Letter of Transmittal Page 4 of 5

PROMISSORY NOTE: The Note reflecting both the initial payment and the Post-Audit Payment portion of the purchase amount, as applicable, will be held by State Street Bank and Trust Company on the undersigned’s behalf. Upon a written request by the undersigned to State Street Bank and Trust Company, State Street Bank and Trust Company will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

Letter of Transmittal Page 5 of 5